EXHIBIT 21 – Subsidiaries of the Registrant

Name	State or Country of Incorporation	Percentage Ownership of Immediate Parent
Columbia & Cowlitz Railway Company	Washington	100

DeQueen & Eastern Railroad Company	Arkansas	100

Fisher Lumber Company	California	100

Golden Triangle Railroad	Mississippi	100

Gryphon Asset Management, Inc.	Delaware	100

Gryphon Holdings, LLC	Delaware	100

Gryphon Executives, LLC	Delaware	100

Gryphon Investments of Nevada, Inc.	Nevada	100

Jasmine Forests, LLC	Delaware	100

Jewell Forests, LLC	Delaware	100

Mississippi & Skuna Valley Railroad Company	Mississippi	100

Mountain Tree Farm Company	Washington	50

North Pacific Paper Corporation	Delaware	50

Norpac Resources LLC	Delaware	100

Texas, Oklahoma & Eastern Railroad Company	Oklahoma	100

ver Bes’ Insurance Company	Vermont	100

Westwood Shipping Lines, Inc.	Washington	100

Weyerhaeuser de Mexico, S.A. de C.V.	Mexico	100

Weyerhaeuser Asset Management LLC	Delaware	100

Weyerhaeuser Forestlands International, Inc.	Washington	100

RII Weyerhaeuser World Timber Fund, LP	Delaware	50

World Timberfund Holdings Limited	British Virgin Islands	100

Green Triangle Forest Products Limited	British Virgin Islands	100

Weyerhaeuser Global Finance Company	Oregon	100

Weyerhaeuser International, Inc.	Washington	100

Southern Cone Timber Investors Holding Company, LLC	Delaware	100

Southern Cone Timber Investors Limited	Cayman Islands	50

Los Piques S.A.	Uruguay	100

Vandora S.A.	Uruguay	100

Trus Joist SPRL	Belgium	100

Weyerhaeuser Products Limited	United Kingdom	100

Weyerhaeuser (Asia) Limited	Hong Kong	100

Weyerhaeuser Brasil Participações Ltda.	Brazil	100

Aracruz Produtos de Madeira S.A.	Brazil	66-2/3

Weyerhaeuser China, Ltd.	Washington	100

Weyerhaeuser Europe Holdings	Ireland	100

Weyerhaeuser Europe Limited	Ireland	100

Weyerhaeuser Sarasate Limited	Ireland	100

Weyerhaeuser Holdings France SAS	France	100

Weyerhaeuser Mediland SAS	France	100

Weyerhaeuser Darbo SAS	France	100

Weyerhaeuser Holdings Limited	British Columbia	100

Weyerhaeuser Company Limited	Canada	100

317298 Saskatchewan Ltd.	Saskatchewan	100

486286 British Columbia Ltd	British Columbia	75

Boom Chain Transportation Company Limited	British Columbia	40

Forest License A49782 Holdings Ltd.	British Columbia	99

Iisaak Forest Resource Ltd.	British Columbia	49

MacMillan Bloedel K.K.	Japan	100

MacMillan Bloedel Pembroke Limited Partnership	Ontario	100

Mid-Island Reman Inc.	British Columbia	100

Sturgeon Falls Repulping Limited	Ontario	100

Sturgeon Falls Limited Partnership	Ontario	100

Wapawekka Lumber Ltd.	Saskatchewan	51

Weyerhaeuser (Annacis) Limited	British Columbia	100

Weyerhaeuser Australia Pty Ltd.	Australia	100

Pine Solutions Australia Pty Limited	Australia	70

K1 Holdings Pty Limited	Australia	100

CCA Timbers (Vic) Pty Ltd.	Australia	100

Hanaki Pty Ltd.	Australia	100

Kaiyou Pty Ltd.	Australia	100

Weyerhaeuser (Barbados) SRL	Barbados	100

Marlborough Capital Corp. SRL	Barbados	100

Weyerhaeuser (BVI) Ltd.	British Virgin Islands	100

Weyerhaeuser New Zealand Holdings Inc.	New Zealand	100

Nelson Forest Products Company	New Zealand	100

Nelson Forest Joint Venture	New Zealand	51

Weyerhaeuser New Zealand Inc.	New Zealand	100

Weyerhaeuser (Carlisle) Ltd.	Barbados	100

Camarin Limited	Barbados	100

Weyerhaeuser (Delta) Limited	British Columbia	100

Weyerhaeuser (Imports) Pty Limited	Australia	100

Weyerhaeuser (Ottawa) Limited	British Columbia	100

Weyerhaeuser Saskatchewan Ltd.	Saskatchewan	100

Wapawekka Lumber Limited Partnership	Saskatchewan	51

Weyerhaeuser Services Limited	British Columbia	100

Weyerhaeuser (Hong Kong) Limited[3]	Hong Kong	100

Weyerhaeuser Japan Ltd.	Japan	100

Weyerhaeuser Japan Ltd.	Delaware	100

Weyerhaeuser Korea Ltd.	Korea	100

Weyerhaeuser Taiwan Ltd.	Delaware	100

Weyerhaeuser Uruguay S.A.	Uruguay	100

Weyerhaeuser (Mexico) Inc.	Washington	100

Weyerhaeuser Raw Materials, Inc.	Delaware	100

Weyerhaeuser Real Estate Company	Washington	100

Midway Properties, Inc.	North Carolina	100

Pardee Homes	California	100

Marmont Realty Company	California	100

Pardee Homes of Nevada	Nevada	100

The Quadrant Corporation	Washington	100

South Jersey Assets, Inc.	New Jersey	100

Scarborough Constructors, Inc.	Florida	100

TMI, Inc.	Texas	100

Weyerhaeuser Real Estate Company of Nevada	Nevada	100

Weyerhaeuser Realty Investors, Inc.	Washington	100

Winchester Homes, Inc.	Delaware	100

Weyerhaeuser Real Estate Development Company	Washington	100

Weyerhaeuser Sales Company	Nevada	100

Weyerhaeuser USA LLC	Delaware	100

American Cemwood Corporation	Oregon	100

MB Administrative Services Inc.	Delaware	100

WFS II LLC	Delaware	100

Weyerhaeuser Financial Investments, Inc.	Nevada	100

Weyerhaeuser Venture Company	Nevada	100

Las Positas Land Co.	California	100

WAMCO, Inc.	Nevada	100

Willamette Mexican Holding Company	Oregon	100

Wilton Connor LLC	North Carolina	100

Wilton Connor Packaging International Limited	Hong Kong	100

WY Carolina Holdings, LLC	Delaware	100

WY Georgia Holdings 2004 LLC	Delaware	100

WY Tennessee Holdings, LLC	Delaware	100

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